EXHIBIT 10.3

                               December 10, 1996


MoneyGram Payment Systems, Inc.
7401 West Mansfield Ave.
Lakewood, Colorado  80235


          The undersigned, First Data Corporation, a Delaware corporation ("First Data"), and Western Union Financial Services, Inc., a Delaware corporation ("Western Union"), hereby refer to the transactions contemplated by the Registration Statement of MoneyGram Payment Systems, Inc., a Delaware corporation ("MoneyGram"), on Form S-1 (Registration No. 333-228), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, in respect of the initial public offering of shares of common stock, par value $.01 per share (the "Common Stock"), of MoneyGram. Such initial public offering is intended by First Data to satisfy its obligations under the Consent Decree dated January 19, 1996 (Docket No. C-3635) between First Data and the Federal Trade Commission and will be effected through the sale by First Data of its shares of Common Stock. In connection with such initial public offering, MoneyGram, First Data and certain subsidiaries of First Data will enter into agreements that are described in the Registration Statement as the "Transition Agreements."

          In consideration of the foregoing, and of the promises and covenants hereinafter set forth, the parties to this letter agreement agree as follows:

          During the two years following the date of the closing of the initial sale of Common Stock by First Data pursuant to the Registration Statement (the "Period"), MoneyGram, on the one hand, and First Data and Western Union, on the other hand, each agrees not to sue the other party or any of such other party's Affiliates (as defined below), officers, directors or employees in respect of any of the service marks set forth in Exhibit A to this letter agreement (the "Disputed Marks") in any jurisdiction, and, after the Period, MoneyGram, on the one hand, and First Data and Western Union, on the other hand, each agrees not to sue the other party or any of such other party's Affiliates, officers, directors or employees in respect of the use of any Disputed Mark during the Period. Nothing in the preceding sentence shall preclude First Data or MoneyGram from prosecuting or challenging applications in respect of

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MoneyGram Payment Systems, Inc.
December 10, 1996
Page 2

     any of the Disputed Marks at the United States Patent and Trademark Office or any governmental authority in any state or other jurisdiction of the United States or country other than the United States that performs functions similar to those performed by the United States Patent and Trademark Office.

          The parties hereto agree that each statute of limitations that may be applicable to a claim in respect of any Disputed Mark shall be deemed to have been tolled during the Period.

          MoneyGram, First Data and Western Union agree that, upon written notice from MoneyGram to First Data and Western Union at any time during the Period, First Data shall cause Integrated Payment Systems Inc. to, and Western Union shall, enter into the Service Mark License Agreement attached hereto as Exhibit B. Upon execution and delivery of the Service Mark License Agreement, the parties hereto agree that their agreements set forth in the two immediately preceding paragraphs shall terminate.

          MoneyGram, First Data and Western Union each agrees to be responsible for ensuring that each of their respective Affiliates complies with this letter agreement and does not take any action which, if done by MoneyGram, First Data or Western Union, as the case may be, would constitute a breach of this letter agreement. "Affiliate" of any person means any other person which, directly or indirectly, controls, is controlled by or is under common control with such person.

          This letter agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of MoneyGram, First Data and Western Union.

          This letter agreement shall not be amended, modified or supplemented, except by a written instrument signed by an authorized representative of each of the parties hereto.

          This letter agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of New York.

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MoneyGram Payment Systems, Inc.
December 10, 1996
Page 3

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among MoneyGram, First Data and Western Union.

                                   Very truly yours,

                                   FIRST DATA CORPORATION


                                   By /s/ Charles T. Fote
                                      -------------------------------
                                      Name:  Charles T. Fote
                                      Title: Executive Vice President

                                   WESTERN UNION FINANCIAL
                                   SERVICES, INC.


                                   By /s/ George D. McNary
                                      -------------------------------
                                      Name:  George D. McNary
                                      Title: President


The foregoing agreement is hereby confirmed and accepted as of the date of this letter.


MONEYGRAM PAYMENT SYSTEMS, INC.


By /s/ James F. Calvano
   -------------------------------
   Name:  James F. Calvano
   Title: Chairman and Chief
          Executive Officer